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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported): MARCH 27, 2001





                               PLANETRX.COM, INC.
             (Exact name of registrant as specified in its charter)





          DELAWARE                   000-27437                94-3227733
(State or other jurisdiction        (Commission              (IRS Employer
    of  incorporation)              File Number)         Identification Number)


349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA              94080
         (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (650) 616-1500


                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On March 27, 2001, SDR Investors, LP filed a lawsuit against PlanetRx.com, Inc. (the "Company"), certain underwriters of the Company's initial public offering in October 1999 (the "IPO"), and certain former and current directors of the Company. Named as additional defendants in the suit, which was filed in the Untied States District Court for the Southern District of New York, are The Goldman Sachs Group, Inc., BancBoston Robertson Stephens, Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, and Salomon Smith Barney, Inc., each of which was an underwriter of the IPO; William J. Razzouk and Christos M. Cotsakos, who are former directors of the Company; and David M. Beirne and Michael Moritz, who are current directors of the Company. The suit generally alleges that the defendants violated federal securities laws by not disclosing certain actions allegedly taken by the underwriter defendants in connection with the IPO. The suit alleges specifically that the underwriter defendants, in exchange for the allocation to their customers of shares of the Company's common stock sold in the IPO, solicited and received from their customers undisclosed commissions on transactions in other securities and required their customers to purchase additional shares of the Company's common stock in the aftermarket at pre-determined prices that were above the IPO price. The suit seeks unspecified monetary damages and certification of a plaintiff class consisting of all persons who acquired shares of the Company's common stock between October 6, 1999, and March 23, 2001. The Company is in the process of reviewing the suit and intends to respond in a timely manner. As of the date hereof, the Company is unable to predict the outcome of the suit and its ultimate effect, if any, on the Company's financial condition.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 3, 2001

                                    PLANETRX.COM, INC.



                                    By: /s/ Paul E. Risner
                                       --------------------------------
                                                 Paul E. Risner
                                       Vice President and General Counsel